UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2015

COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-04329	344297750
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2015, Mr. Christopher E. Ostrander, Senior Vice President and President - Americas Operations of Cooper Tire & Rubber Company (the “Company”), announced his resignation from the Company effective February 6, 2015.

On January 30, 2015, the Company appointed Bradley E. Hughes, age 52, as the Company’s Senior Vice President and Chief Operating Officer (Principal Operating Officer) effective immediately. A Company employee since November 2009, Mr. Hughes previously worked as Senior Vice President and President - International Tire Operations (from December 2014); Senior Vice President, President – International Operations and Chief Financial Officer (from September 2014 to December 2014); Senior Vice President, President – International Operations, Chief Financial Officer and Treasurer (from July 2014 to September 2014); Vice President, Chief Financial Officer and Treasurer (from November 2013 to July 2014); and Vice President and Chief Financial Officer (from November 2009 to November 2013). Mr. Hughes' compensation was not changed in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

	By:	/s/ Jack Jay McCracken

		Name:	Jack Jay McCracken
		Title:	Assistant General Counsel and
Assistant Secretary

Date: January 30, 2015